EXHIBIT 21
FERRO CORPORATION AND SUBSIDIARIES
LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2006

Sovereign Power Under
Name Of Subsidiary*	The Laws Of Which Organized

Ferro China Holdings Inc.	USA
Zibo Ferro Performance Materials Company, Limited (70%)	People’s Republic of China
Ferro Electronic Materials Inc.	USA
Ferro Finance Corporation	USA
Ferro Glass & Color Corporation	USA
Ferro Colores SA de CV	Mexico
Ferro International Services Inc.	USA
Ferro Pfanstiehl Laboratories, Inc.	USA
Ferro Pfanstiehl (Europe) Ltd	United Kingdom
Ferro Argentina SA	Argentina
Minera Loma Blanca SA	Argentina
Procesadora de Boratos Argentinos SA	Argentina
Ferro Corporation (Australia) Pty Ltd	Australia
Ferro Enamel do Brasil Industria e Comercio Ltda	Brazil
Ferro Industrial Products Ltd	Canada
ESFEL SA (19%)	Ecuador
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Magmalor GmbH	Germany
FC France Acquisition Sarl	France
Ferro Couleurs France SA	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (75.4%)	Indonesia
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K.K.	Japan
Ferro Far East Ltd	Hong Kong
Ferro Far East Company SDN, BHD	Malaysia
Ferro Mexicana SA de CV	Mexico
Ferro B.V.	The Netherlands
Ferro (Belgium) Sprl	Belgium
Ferro France Sarl	France
Ferro Chemicals SA	France
Ferro Services Sarl	France
Ferro Arnsberg GmbH iL	Germany
Ferro (Italia) SrL	Italy
Smaltochimica SrL (40%)	Italy
Ferro (Holland) BV	The Netherlands
Ferro Investments BV	The Netherlands
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro (Suzhou) Performance Materials Co. Ltd	People’s Republic of China
Ferro Taiwan Ltd	Republic of China
DC-Ferro Co., Ltd (50%)	Republic of Korea
Ferro Spain SA	Spain
Gardenia-Quimica SA (36%)	Spain
Kerajet SA (19.99%)	Spain
Ferro (Thailand) Co. Ltd	Thailand
Ferro Cerdec (Thailand) Co. Ltd (49%)	Thailand
Ferro de Venezuela CA (51%)	Venezuela
Ferro (Great Britain) Ltd	United Kingdom

*	Percentages in parentheses indicate Ferro’s ownership.
Ferro has a number of sales and warehousing subsidiaries throughout the world that are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.